Exhibit 97.1

Утверждена Советом директоров АО Kaspi.kz Протокол №2024/01-1 от «18» января 2024 года	Approved by the Board of Directors of JSC Kaspi.kz Minutes No. 2024/01-1 dated January 18, 2024
ПОЛИТИКА ВОЗВРАТА СРЕДСТВ АО KASPI.KZ	CLAWBACK POLICY OF JOINT STOCK COMPANY KASPI.KZ

Совет директоров («Совет директоров») Акционерного общества Kaspi.kz («Компания») считает, что в интересах Компании и ее акционеров необходимо принять настоящую Политику возврата средств («Политика»), предусматривающую возврат определенной компенсации по стимулированию в случае бухгалтерского пересчета (согласно определению ниже). Настоящая Политика разработана, и подлежит толкованию в соответствии с Разделом 10D Закона о ценных бумагах и биржах 1934 года с поправками («Закон о биржах»), Правилом 10D-1, опубликованным в соответствии с Законом о биржах («Правило 10D-1») и Стандартами допуска ценных бумаг Nasdaq 5608 («Стандарты допуска ценных бумаг»).

The Board of Directors (the “Board”) of Joint Stock Company Kaspi.kz (the “Company”) believes that it is in the best interests of the Company and its shareholders to adopt this Clawback Policy (the “Policy”), which provides for the recovery of certain incentive compensation in the event of an Accounting Restatement (as defined below). This Policy is designed to comply with, and shall be interpreted consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”) and Nasdaq Listing Rule 5608 (the “Listing Standards”).

1.
Администрирование

За исключением случаев, предусмотренных Политикой, Совет директоров уполномочен на администрирование настоящей Политики или, если установлено Советом директоров, Комитет по вознаграждению, стратегии и социальным вопросам («Комитет по вознаграждению»). Совет директоров или Комитет по вознаграждению, которому поручено администрирование настоящей Политики, далее именуются «Администратор». Администратор уполномочен разъяснять и толковать настоящую Политику, а также принимать все уместные или целесообразные решения для администрирования настоящей Политики. Любые решения, принятые Администратором, являются окончательными и обязательными для всех заинтересованных лиц и не должны быть идентичными в отношении каждого лица, на которого распространяется действие Политики. При администрировании настоящей Политики Администратору разрешено и поручено консультироваться со всем составом Совета директоров или

1.
Administration

Except as specifically set forth herein, this Policy shall be administered by the Board or, if so designated by the Board, the Compensation, Strategy and Social Committee thereof (“Compensation Committee”). The Board or Compensation Committee shall be charged with administration of this Policy (the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any determinations made by the Administrator shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by the Policy. In the administration of this Policy, the Administrator is authorized and directed to consult with the full Board or such other committees of the Board, such as the Audit Committee, as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority. Subject to any limitation at applicable law, the Administrator may authorize and empower any officer or employee of the Company to take any and all actions

другими комитетами Совета директоров, такими как Комитет по аудиту, если это необходимо или уместно для вопросов, попадающих в компетенцию и полномочия этого комитета. С учетом любых ограничений, предусмотренных применимым законодательством, Администратор вправе уполномочить любое должностное лицо или работника Компании предпринимать любые действия, необходимые или уместные для достижения целей и задач, предусмотренных настоящей Политикой (за исключением вопросов, касающихся взыскания в соответствии с настоящей Политикой, в отношении такого должностного лица или работника).

necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).
2.
Определения

В настоящей Политике применяются следующие определения:

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«Бухгалтерский пересчет» означает пересчет финансовой отчетности Компании в связи с существенным несоблюдением Компанией требований по финансовой отчетности в соответствии с законодательством о ценных бумагах, включая любой необходимый пересчет бухгалтерского учета для исправления ошибки в ранее выпущенной финансовой отчетности, которая является существенной для ранее выпущенной финансовой отчетности, или которая могла бы привести к существенному искажению, если бы ошибка была исправлена в текущем периоде или осталась неисправленной в текущем периоде.

2.
Definitions

As used in this Policy, the following definitions shall apply:

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“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

• «Администратор» имеет значение, установленное в разделе 1 Политики.	• “Administrator” has the meaning set forth in Section 1 hereof.
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«Применимый период» означает три завершенных финансовых года, непосредственно предшествующих дате, на которую Компания должна подготовить бухгалтерский пересчет, а также любой переходный период (который возникает в результате изменения финансового года Компании) в течение или сразу после этих трех завершенных финансовых лет (за исключением случая, если переходный период составляет не менее девяти месяцев и признается завершенным финансовым годом). «Дата, на которую Компания должна подготовить бухгалтерский пересчет» – это более ранняя из (а) даты, когда

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“Applicable Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year). The “date on which the Company is required to prepare an Accounting Restatement” is the earlier to occur of (a) the date the Board concludes, or reasonably should have concluded, that the Company is required to prepare an

Совет директоров приходит к выводу или обоснованно должен был прийти к выводу, что Компания обязана подготовить Бухгалтерский пересчет, или (b) дату, когда суд, регулирующий орган или другой законно уполномоченный орган предписывает Компании подготовить Бухгалтерский пересчет, в каждом случае, независимо от того, будет ли подана, или когда будет подана пересчитанная финансовая отчетность.

Accounting Restatement, or (b) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement, in each case regardless of if or when the restated financial statements are filed.

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«Исполнительные органы» означают действующих и бывших руководителей Компании, по определению Администратора в соответствии с определением исполнительного директора, приведенным в Правиле 10D-1 и Стандартах допуска ценных бумаг.

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“Covered Executives” means the Company’s current and former executive officers, as determined by the Administrator in accordance with the definition of executive officer set forth in Rule 10D-1 and the Listing Standards.

• «Ошибочно присужденная компенсация» имеет значение, установленное в Разделе 5 настоящей Политики.	• “Erroneously Awarded Compensation” has the meaning set forth in Section 5 of this Policy.
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«Показатель финансовой отчетности» – это любой показатель, который определяется и представляется в соответствии с принципами бухгалтерского учета, использованными при подготовке финансовой отчетности Компании, а также любой показатель, который полностью или частично является его производным. Показатели финансовой отчетности включают, но не ограничиваются, следующие (и любые показатели, производные от них): цена акций компании; совокупный доход акционеров («TSR»); доходы; чистая прибыль; операционный доход; рентабельность одного или нескольких отчетных сегментов; финансовые коэффициенты (например, оборачиваемость дебиторской задолженности и оборачиваемость складских запасов); прибыль до вычета процентов, налогов, износа и амортизации («EBITDA»); средства от операционной деятельности и скорректированные средства от операционной деятельности; показатели ликвидности (например, оборотный капитал, операционный денежный поток); показатели доходности (например, доходность инвестированного капитала, доходность активов); показатели прибыли (например, прибыль на акцию); продажи на квадратный фут

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A “Financial Reporting Measure” is any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): Company stock price; total shareholder return (“TSR”); revenues; net income; operating income; profitability of one or more reportable segments; financial ratios (e.g., accounts receivable turnover and inventory turnover rates); earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations and adjusted funds from operations; liquidity measures (e.g., working capital, operating cash flow); return measures (e.g., return on invested capital, return on assets); earnings measures (e.g., earnings per share); sales per square foot or same store sales, where sales is subject to an Accounting Restatement; revenue per user, or average revenue per user, where revenue is subject to an Accounting Restatement; cost per employee, where cost is subject to an Accounting Restatement; any of such financial reporting measures relative to a peer group, where the Company’s financial reporting measure is subject to an Accounting Restatement; and tax basis income. A Financial Reporting Measure

или объем реализации за счёт повторных продаж в том же магазине, если продажи подлежат Бухгалтерскому пересчету; доход на одного пользователя или средний доход на пользователя, если доход подлежит Бухгалтерскому пересчету; расход на одного работника, если расход подлежит Бухгалтерскому пересчету; любой из этих показателей финансовой отчетности относительно равноценной группы, если показатель финансовой отчетности Компании подлежит Бухгалтерскому пересчету; и доход налоговой базы. Показатель финансовой отчетности не обязательно должен быть представлен в финансовой отчетности Компании или включен в документацию, подаваемую в Комиссию по ценным бумагам и биржам.
need not be presented within the Company’s financial statements or included in a filing with the Securities Exchange Commission.
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«Поощрительное вознаграждение» означает любую компенсацию, которая была предоставлена, заработана или передана полностью, или частично на основании достижения Показателя финансовой отчетности. Поощрительное вознаграждение считается «полученным» для целей настоящей Политики в финансовом периоде Компании, в течение которого достигается Показатель финансовой отчетности, указанный в присуждении Поощрительного вознаграждения, даже если выплата или предоставление такого Поощрительного вознаграждения происходит после завершения этого периода.

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“Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation is “received” for purposes of this Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period.

3. Исполнительные органы; Поощрительное вознаграждение	3. Covered Executives; Incentive-Based Compensation

Настоящая Политика применяется к Поощрительным вознаграждениям, получаемым Исполнительными органами (a) после начала работы в качестве Исполнительного руководителя; (b) если это лицо занимало должность Исполнительного руководителя в любой момент в течение срока службы, на который распространялось Поощрительное вознаграждение; и (c) в то время как Компания имела класс ценных бумаг, котирующихся на национальной бирже ценных бумаг.

This Policy applies to Incentive-Based Compensation received by a Covered Executive (a) after beginning services as a Covered Executive; (b) if that person served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation; and (c) while the Company had a listed class of securities on a national securities exchange.

4. Обязательное возмещение ошибочно присужденной компенсации в случае проведения Бухгалтерского пересчета	4. Required Recoupment of Erroneously Awarded Compensation in the Event of an Accounting Restatement

В случае, если Компании потребуется подготовить бухгалтерский пересчет, Компания обязана незамедлительно возместить сумму любой ошибочно присужденной компенсации, полученной любым Исполнительным руководителем, рассчитанную в соответствии с Разделом 5 настоящего Соглашения, в течение Применимого периода.

In the event the Company is required to prepare an Accounting Restatement, the Company shall promptly recoup the amount of any Erroneously Awarded Compensation received by any Covered Executive, as calculated pursuant to Section 5 hereof, during the Applicable Period.

5. Ошибочно присужденная компенсация: сумма, подлежащая взысканию	5. Erroneously Awarded Compensation: Amount Subject to Recovery

Сумма «Ошибочно присужденной компенсации», подлежащая взысканию в соответствии с Политикой, по определению Администратора – это сумма Поощрительного вознаграждения, полученная Исполнительным руководителем, которая превышает сумму Поощрительного вознаграждения, которая была бы получена Исполнительным руководителем, если бы она была определена на основе пересчитанных сумм.

The amount of “Erroneously Awarded Compensation” subject to recovery under the Policy, as determined by the Administrator, is the amount of Incentive-Based Compensation received by the Covered Executive that exceeds the amount of Incentive-Based Compensation that would have been received by the Covered Executive had it been determined based on the restated amounts.

Ошибочно присужденная компенсация рассчитывается Администратором без учета каких-либо налогов, уплаченных Исполнительным руководителем в отношении ошибочно присужденной компенсации.	Erroneously Awarded Compensation shall be computed by the Administrator without regard to any taxes paid by the Covered Executive in respect of the Erroneously Awarded Compensation.

В качестве примера, в отношении любых компенсационных планов или программ, в которых учитывается Поощрительное вознаграждение, сумма ошибочно присужденной компенсации, подлежащая возмещению по настоящему документу, включает, помимо прочего, сумму, внесенную на любой условный счет на основе ошибочно присужденной компенсации, и любые доходы, начисленные на сегодняшний день на эту условную сумму.

By way of example, with respect to any compensation plans or programs that take into account Incentive-Based Compensation, the amount of Erroneously Awarded Compensation subject to recovery hereunder includes, but is not limited to, the amount contributed to any notional account based on Erroneously Awarded Compensation and any earnings accrued to date on that notional amount.

В отношении Поощрительного вознаграждения, основанного на цене акций или TSR: (a) Администратор определяет сумму Ошибочно присужденной компенсации на основе разумной оценки влияния Бухгалтерского пересчета на цену акций или TSR, на основании которой было получено Вознаграждение за результат; и (b) Компания ведет документацию по определению этой разумной оценки и предоставляет эту документацию фондовой бирже Nasdaq («Nasdaq»).

For Incentive-Based Compensation based on stock price or TSR: (a) the Administrator shall determine the amount of Erroneously Awarded Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received; and (b) the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to the Nasdaq Stock Market (“Nasdaq”).

6. Метод возмещения	6. Method of Recoupment

Администратор по своему усмотрению определяет сроки и метод для оперативного возмещения Ошибочно присужденной компенсации в рамках настоящей Политики, что может включать, помимо прочего: (а) требование возмещения всей или части любого денежного вознаграждения или вознаграждения в виде акций, (b) отмену предшествующих денежных вознаграждений или вознаграждений в виде акций, независимо от того, были ли они переданы, выплачены, или нет, (c) аннулирование или зачет любых запланированных будущих денежных вознаграждений или вознаграждений в виде акций, (d) утрата отсроченной компенсации при условии соблюдения Раздела 409A Налогового Кодекса и положений, изданных в соответствии с ним, а также (e) любой другой метод, разрешенный применимым законодательством или договором. При условии соблюдения любого применимого законодательства Администратор может повлиять на возмещение в соответствии с настоящей Политикой любой суммы, подлежащей выплате Исполнительному руководителю, включая суммы, подлежащие выплате такому лицу в соответствии с любым применимым планом или программой Компании, включая базовый оклад, бонусы или комиссионные и компенсации, ранее отсроченные Исполнительным руководителем.

The Administrator shall determine, in its sole discretion, the timing and method for promptly recouping Erroneously Awarded Compensation hereunder, which may include without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) canceling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Administrator may affect recovery under this Policy from any amount otherwise payable to the Covered Executive, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the Covered Executive.

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В соответствии с настоящей Политикой Компания уполномочена и обязана возместить Ошибочно присужденное вознаграждение во исполнение настоящей Политики, за исключением случаев, когда Комитет по вознаграждению определил, что возмещение невозможно исключительно по следующим ограниченным причинам, и при условии соблюдения следующих процедурных требований и требований к раскрытию информации:

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The Company is authorized and directed pursuant to this Policy to recoup Erroneously Awarded Compensation in compliance with this Policy unless the Compensation Committee has determined that recovery would be impracticable solely for the following limited reasons, and subject to the following procedural and disclosure requirements:

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Прямые расходы, уплаченные третьей стороне за содействие в обеспечении соблюдения Политики, превысят сумму, подлежащую возмещению. Прежде чем прийти к выводу о невозможности взыскания какой-либо суммы. Ошибочно присужденной компенсации на основании расходов на принудительное исполнение, Администратор должен предпринять разумную попытку взыскать такую

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The direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Administrator must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such

Ошибочно присужденную компенсацию, задокументировать такую разумную(ые) попытку(и) возмещения и предоставить эту документацию Nasdaq;	reasonable attempt(s) to recover, and provide that documentation to Nasdaq;
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Возмещение является нарушением законодательства страны происхождения эмитента, если этот закон был принят до 28 ноября 2022 года. Прежде чем сделать вывод о невозможности возмещения какой-либо суммы Ошибочно присужденной компенсации на основании нарушения законодательства страны происхождения эмитента, Администратор должен соблюдать применимые требования к экспертному заключению и раскрытию информации, предусмотренные Правилом 10D-1 и Стандартами допуска ценных бумаг; или

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Recovery would violate home country law of the issuer where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law of the issuer, the Administrator must satisfy the applicable opinion and disclosure requirements of Rule 10D-1 and the Listing Standards; or

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Возмещение, скорее всего, приведет в возникновению иного пенсионного плана, отвечающего налоговым требованиям, в соответствии с которым льготы широко доступны сотрудникам Компании, который не будет соответствовать требованиям 26 Свода законов США 401(a)(13) или 26 Свода законов США 411(a) и соответствующих положений.

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Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

7. Отсутствие возмещения убытков Исполнительным руководителям	7. No Indemnification of Covered Executives

Несмотря на условия возмещения или страхового полиса, или любого договорного соглашения с любым Исполнительным руководителем, которые могут быть истолкованы иначе, Компания не освобождает Исполнительных руководителей от потери любой Ошибочно присужденной компенсации, включая любые выплаты или возмещения в размере стоимости страхования ответственности перед третьими лицами, приобретенного любыми Исполнительными руководителями для финансирования потенциальных обязательств по возврату средств в соответствии с настоящей Политикой.

Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive that may be interpreted to the contrary, the Company shall not indemnify any Covered Executives against the loss of any Erroneously Awarded Compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Executives to fund potential clawback obligations under this Policy.

8. Компенсация администратору	8. Administrator Indemnification

Любые члены Администратора и любые другие члены Совета директоров, которые помогают в администрировании настоящей Политики, не несут личной ответственности за любые действия, определения или интерпретации, сделанные в отношении

Any members of the Administrator, and any other members of the Board who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the

настоящей Политики, и Компания должна обеспечить им полную гарантию возмещения и защиту в соответствии с применимым законодательством и политикой Компании в отношении любых таких действий, определений или толкований. Вышеупомянутое предложение не ограничивает любые другие права членов Совета директоров на возмещение ущерба в соответствии с применимым законодательством или политикой Компании.

Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy.

9. Дата вступления в силу; Ретроактивное применение	9. Effective Date; Retroactive Application

Настоящая Политика вступает в силу с «18» января 2024 года («Дата вступления в силу»). Условия настоящей Политики применяются к любому Поощрительному вознаграждению, полученному Исполнительным руководителями на Дату вступления в силу или после нее, даже если такое Поощрительное вознаграждение было одобрено, присуждено, предоставлено или выплачено Исполнительным руководителям до Даты вступления в силу. Не ограничивая общности Раздела 0 настоящей Политики, и в соответствии с применимым законодательством, Администратор вправе повлиять на возмещение в соответствии с настоящей Политикой любой суммы вознаграждения, утвержденной, присужденной, предоставленной, подлежащей выплате или выплаченной Исполнительному руководителю до, на, или после Даты вступления в силу.

This Policy shall be effective as of January 18, 2024 (the “Effective Date”). The terms of this Policy shall apply to any Incentive-Based Compensation that is received by Covered Executives on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted or paid to Covered Executives prior to the Effective Date. Without limiting the generality of Section 0 hereof, and subject to applicable law, the Administrator may affect recovery under this Policy from any amount of compensation approved, awarded, granted, payable or paid to the Covered Executive prior to, on or after the Effective Date.

10. Внесение поправок. Прекращение действия	10. Amendment; Termination

Совет директоров может вносить поправки, изменять, дополнять, отменять или заменять всю или любую часть настоящей Политики в любое время по своему усмотрению, а также вносить изменения в настоящую Политику, если сочтет это необходимым для соблюдения применимого законодательства или любых правил или стандартов, принятых национальной биржей ценных бумаг, на которой котируются ценные бумаги Компании.

The Board may amend, modify, supplement, rescind or replace all or any portion of this Policy at any time and from time to time in its discretion, and shall amend this Policy as it deems necessary to comply with applicable law or any rules or standards adopted by a national securities exchange on which the Company’s securities are listed.

11. Другие права на возмещение; претензии Компании	11. Other Recoupment Rights; Company Claims
Совет директоров намерен применять настоящую Политику в полной мере, предусмотренной законом. Любое право на возмещение в соответствии с настоящей Политикой дополняет, а не заменяет

The Board intends that this Policy shall be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to

любые другие средства правовой защиты или права на возмещение, доступные Компании в соответствии с применимым законодательством, или в соответствии с условиями любой аналогичной политики в любом трудовом договоре, соглашения о вознаграждении в виде долевых инструментов, или подобного договора, и любые другие средства правовой защиты, доступные Компании.

the Company under applicable law or pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Ничто в содержании настоящей Политики, а также никакое возмещение или возврат средств, предусмотренное настоящей Политикой, не ограничивает любые претензии, ущерб или другие средства правовой защиты, которые Компания или любое из ее аффилированных лиц имеют против Исполнительного руководителя, возникающие в результате любых действий или бездействия Исполнительного руководителя.

Nothing contained in this Policy, and no recoupment or recovery as contemplated by this Policy, shall limit any claims, damages or other legal remedies the Company or any of its affiliates may have against a Covered Executive arising out of or resulting from any actions or omissions by the Covered Executive.

12. Преемники	12. Successors

Настоящая Политика является обязательной и подлежит исполнению в отношении всех Исполнительных руководителей и их бенефициаров, наследников, исполнителей, администраторов или других законных представителей.

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.
13. Требования к предъявлению документальных доказательств	13. Exhibit Filing Requirement
Копия настоящей Политики и любые поправки к ней должны быть размещены на веб-сайте Компании и представлены в качестве приложения к годовому отчету Компании по форме 20-F.	A copy of this Policy and any amendments thereto shall be posted on the Company’s website and filed as an exhibit to the Company’s annual report on Form 20-F.
[ПОДЛЕЖИТ ПОДПИСАНИЮ РУКОВОДСТВОМ КОМПАНИИ:]	[TO BE SIGNED BY THE COMPANY’S EXECUTIVE OFFICERS:]
Подтверждение политики возврата	Clawback Policy Acknowledgment

Я, нижеподписавшийся, согласен и признаю, что я полностью принимаю на себя обязательства и подчиняюсь всем положениям и условиям Политики возврата средств Акционерного общества Kaspi.kz (в которую время от времени могут вноситься изменения, дополнения, переформулировки, или другие поправки, - «Политика»). В случае любого несоответствия между Политикой и условиями любого трудового договора, стороной которого я являюсь, или условиями любого компенсационного плана, программы или соглашения, в соответствии с которым какая-либо

I, the undersigned, agree and acknowledge that I am fully bound by, and subject to, all of the terms and conditions of Joint Stock Company Kaspi.kz’s Clawback Policy (as may be amended, restated, supplemented or otherwise modified from time to time, the “Policy”). In the event of any inconsistency between the Policy and the terms of any employment agreement to which I am a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern. In the event it is determined by the Administrator that any amounts granted,

компенсация была предоставлена, присуждена, заработана или выплачена, условия Политики являются определяющими. Если Администратор устанавливает, что любые суммы, предоставленные, присужденные, заработанные или выплаченные мне, должны быть конфискованы или возмещены Компании, я незамедлительно предприму любые действия, необходимые для осуществления такой конфискации и/или возмещения. Любые термины, написанные с заглавной буквы и используемые в настоящем Подтверждении, которым не дано определения, имеют значение, указанное в Политике.

awarded, earned or paid to me must be forfeited or reimbursed to the Company, I will promptly take any action necessary to effectuate such forfeiture and/or reimbursement. Any capitalized terms used in this Acknowledgment without definition shall have the meaning set forth in the Policy.

Подпись: ________________________ _____________________ [Ф.И.О.] Дата [Должность]	By: ________________________ _____________________ [Name] Date [Title]

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